UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 10, 2017 (April 5, 2017)

OCEANFIRST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753
(Address of principal executive offices, including zip code)
(732)240-4500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN
OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 5, 2017, OceanFirst Financial Corp. (the “Company”) entered into separate employment agreements with Christopher D. Maher, Chairman, Chief Executive Officer and President of the Company and OceanFirst Bank (the “Bank”) and Michael J. Fitzpatrick, Executive Vice President and Chief Financial Officer of the Company and the Bank, Joseph J. Lebel III, Executive Vice President and Chief Banking Officer of the Bank, Joseph R., Iantosca, Executive Vice President and Chief Administrative Officer of the Bank, and Steven J. Tsimbinos Executive Vice President, General Counsel and Corporate Secretary of the Company and the Bank (each such person, the “Executive”). The employment agreements are substantially identical and replace employment agreements entered into between Messrs. Maher, Fitzpatrick, Lebel, and Iantosca and change in control agreements entered into with Mr. Tsimbinos in order to incorporate feedback received by the Company in connection with the say-on-pay proposal presented at the 2016 Annual Meeting of Stockholders. The forms of the employment agreements are filed herewith as Exhibits 10.30 and 10.35, and the following summary is qualified by reference to such Exhibits.

The employment agreements have terms expiring on July 31, 2019. Each employment agreement provides that the agreement shall be extended each August 1 for an additional year, unless prior written notice of non-renewal is given to the Executive after conducting the Executive’s performance evaluation. In addition to base salary, the agreements provide for, among other things, participation in cash incentive and stock benefit plans and other fringe benefits applicable to executive personnel. The employment agreements also provide that the compensation awarded under the agreements is subject to reduction or “clawback” under certain circumstances specified in the agreements.

The agreements provide for termination, at any time by the Bank or the Company, for Cause (as defined in the agreements) or without Cause. In the event the Bank or the Company chooses to terminate the Executive’s employment for reasons other than for Cause, or in the event of the Executive’s qualifying resignation from the Bank, and if applicable the Company, the Executive would be entitled to receive an amount equal to the greater of (x) the remaining base salary payments the Executive would have earned until the expiration of the term of the employment agreement or (y) the Executive’s base salary for one year plus the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year. In the event of such a qualifying termination, the Company would also continue to pay for the Executive’s life, health and disability coverage for the remaining term of the employment agreement or 18 months, whichever is less. Resignation would qualify for the above severance benefits upon: (1) a change in the Executive’s authority, duties or responsibilities which represents a material adverse change from those in effect immediately prior to such change; (2) a material decrease in the Executive’s annual salary, target cash compensation (unless target cash compensation was materially decreased for all NEOs as listed in the Company’s most recent proxy statement), or elimination or reduction of any material benefit that the Company otherwise provides to its executives of similar rank (except those changes to any benefit or benefit program implemented for all Company employees who participate in such benefits or programs or that may be required by law) without his prior written agreement, (3) relocation of Executive’s principal place of employment to a location that increases the Executive’s commute from his primary residence by more than 30 miles one way; or (4) a material breach of the agreement by the Company.

Under the agreements, if a qualifying resignation or involuntary termination (other than for Cause) follows a change in control (as defined in the employment agreements) of the Company, the Executive would be entitled to a severance payment (the “Change in Control Payment”) equal to the sum of (x) Executive’s base salary and (y) the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or (ii) the Target Cash Compensation for the current fiscal year. The Executive would also be entitled to continued health and welfare benefits as described above. If the Bank is at least adequately capitalized at the time of the change in control, the Change in Control Payment will be multiplied by a factor of three, provided, however, that the total value of the Change in Control Payment (including any insurance benefits provided) shall not exceed three times the sum of (x) the Executive’s salary and (y) the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or the (ii) Target Cash Compensation for the current fiscal year. If the amount of such termination benefits are deemed to be parachute payments as defined in section 280G of the Internal Revenue Code of 1986, as amended, such termination benefits will be reduced to an amount $1.00 less than the amount that triggers such excise tax, but only if such reduced amount is greater than the aggregate amount of the termination benefits unreduced less the amount of the excise tax and any applicable state and federal taxes.

In event of the Executive’s subsequent death while he is receiving the above severance payments (whether or not it the event of a change in control), such payments will be made to his beneficiaries or estate. Each Executive is subject to certain confidentiality provisions, as well as certain non-competition and non-solicitation provisions during the term of the agreement and for one year post termination. The employment agreements provide for the arbitration of disputes between the parties and that the prevailing party shall be awarded attorneys’ fees. The employment agreements also provide that the Company shall indemnify the Executive to the fullest extent allowable under Delaware law and, if applicable, federal law.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

10.30	Form of Employment Agreement between OceanFirst Financial Corp. and certain executive officers, including Christopher D. Maher, Michael J. Fitzpatrick, and Steven J. Tsimbinos.
10.35	Form of Employment Agreement between OceanFirst Financial Corp. and certain executive officers, including Joseph R. Iantosca and Joseph J. Lebel III.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

Date:	April 10, 2017	/s/ Michael J. Fitzpatrick
Michael J. Fitzpatrick
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.30	Form of Employment Agreement between OceanFirst Financial Corp. and certain executive officers, including Christopher D. Maher, Michael J. Fitzpatrick, and Steven J. Tsimbinos.
10.35	Form of Employment Agreement between OceanFirst Financial Corp. and certain executive officers, including Joseph R. Iantosca and Joseph J. Lebel III.